UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 7, 2006 (April 3, 2006)
MYLAN LABORATORIES INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-9114	25-1211621
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)
1500 Corporate Drive
Canonsburg, PA 15317
(Address of principal executive offices)
(724) 514-1800
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 3, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Mylan Laboratories Inc. (the “Company”) took certain actions relating to the compensation of the Company’s named executive officers.
Employment Agreements; Transition and Succession Agreements; Retirement Benefit Agreements
     In order to promote the retention of senior management and provide for the continuity of the management team, the Committee approved the following amendments to the employment agreements with these executive officers, as well as the following amendments to the Transition and Succession Agreements and Retirement Benefit Agreements with these executive officers:
     Executive Employment Agreement with Robert J. Coury
     The Committee approved an Amended and Restated Executive Employment Agreement with Robert J. Coury, the Company’s Vice Chairman and Chief Executive Officer. The Company’s current employment agreement with Mr. Coury was scheduled to expire on March 31, 2007.
     Mr. Coury’s Amended and Restated Executive Employment Agreement has an initial term of three years (through March 31, 2009) and is automatically renewed on each anniversary of the effective date unless a non-renewal notice is provided. Pursuant to the agreement, Mr. Coury is entitled to an annual base salary of $1.5 million (a reduction from the $1.7 million salary scheduled to be in effect during the current fiscal year pursuant to his prior agreement). Going forward, Mr. Coury will be eligible for an annual performance-based target bonus of at least 100% of base salary (in place of the guaranteed bonus provided for under his prior agreement) which will be payable upon the achievement of the performance targets described below under “Performance-Based Compensation — FY 2007 Bonus Targets.” Mr. Coury will be entitled to participate in long-term incentive and equity plans of the Company on a basis at least as favorable as other senior executives and will be entitled to employee benefits and other fringe benefits no less favorable than his current benefits.
     In the event of a termination of Mr. Coury’s employment for “cause,” Mr. Coury will be entitled to wages and benefits through the termination date and vested benefits payable pursuant to Company plans or agreements between the Company and Mr. Coury (“accrued benefits”). Upon Mr. Coury’s termination of employment without “cause”, for “good reason”, or by reason of death or “disability” (each as defined in the employment agreement), Mr. Coury will be entitled to receive, in addition to his accrued benefits, (a) 3 times the sum of his then current base salary and the higher of his target bonus for the year of termination or average of actual bonuses awarded to him for the three years preceding his termination of employment, (b) a pro-rata target bonus for the year of termination and (c) continuation of employee benefits for a period of between two and three years following termination of employment and an annual allowance relating to access to corporate aircraft for three years following termination. Amounts payable upon death or disability will be reduced by other death or disability benefits received from the Company. Throughout the term of the agreement and for a period of two years following Mr. Coury’s termination of employment for any reason, Mr. Coury may not engage in activities that are competitive with the Company’s activities and may not solicit the Company’s customers or employees. The amendment also provides for certain technical changes required to comply with the deferred compensation tax rules set forth in Section 409A of the Internal Revenue Code (“Section 409A”) and other technical clarifications.
     In consideration of Mr. Coury’s agreement to extend the term of his employment and as a retention incentive, the Committee approved a formula for the grant of restricted stock units which was based on the closing price of the Company’s common stock on April 5, 2006. Application of this formula resulted in a grant to Mr. Coury of 64,461 restricted stock units. Such restricted stock units are payable in shares of common stock of the Company and vest ratably over a period of three years, provided that Mr. Coury remains continually employed by the Company. The vesting of the restricted stock units accelerates on a change in control and upon Mr. Coury’s termination of employment other than for cause or without good reason. Mr. Coury will be entitled to be credited with dividend equivalents in respect of the restricted stock units which will be subject to the same vesting terms as the underlying units.
     Transition and Succession Agreement with Mr. Coury
     Mr. Coury’s Transition and Succession Agreement has been amended to remove the provisions that his employment automatically terminates upon a change in control which would have entitled him to severance at such time. As amended, the agreement provides that upon a termination without cause or for good reason within three years following a change in control, Mr. Coury will be entitled to severance benefits, consistent with the severance benefits payable under his agreement prior to its amendment, equal to four times the sum of his base salary and the highest annual bonus paid pursuant to his employment agreement. He will also be entitled to continuation of employee benefits for a period of between two and three years following termination of employment and an annual allowance relating to access to corporate aircraft for three years following termination. In addition, the amendment provides that if Mr. Coury’s employment is terminated without cause or for good reason within one year prior to the occurrence of a potential change in control and the transaction or other event contemplated by the potential change in control is consummated so as to result in a change in control, Mr. Coury will be entitled to receive the excess of the severance that would have been paid to him pursuant to his Transition and Succession Agreement and the severance actually paid to him pursuant to his employment agreement. Mr. Coury’s employment agreement and Transition and Succession Agreement will be administered so as to avoid duplication of compensation or benefits.
     Retirement Benefit Agreement with Mr. Coury
     The Committee approved an amendment to the Retirement Benefit Agreement with Mr. Coury, in consideration for his continued services and in recognition of his past services for the Company. The amendment provides that upon his termination of employment for any reason, Mr. Coury will be entitled to receive a retirement benefit equal to the lump sum present value of an annual payment of 50% of his then current annual base salary for a period of 15 years beginning at age 55 (or, if later, at the date of termination). Consistent with the original agreement, the retirement benefit becomes 50% vested upon Mr. Coury’s completion of an aggregate of five years of continuous service, with an additional 10% becoming vested upon completion of each subsequent year of continuous service so that the retirement benefit is fully vested upon completion of an aggregate of ten years of continuous service. If Mr. Coury is terminated in a manner entitling him to severance under his employment agreement, he will be entitled to three additional years of service credit for vesting purposes. The retirement benefit becomes fully vested on a change in control. If (a) Mr. Coury’s employment is terminated without cause or for good reason within one year prior to a potential change in control and (b) the transaction or other event contemplated by the potential change in control is consummated so as to result in a change in control, Mr. Coury will be entitled to receive the excess (if any) of the retirement benefit that would have been paid to him had his employment terminated following the change in control and the retirement benefit actually paid to him.
     Other Executive Employment Agreements
          Edward J. Borkowski
          The Executive Employment Agreement with Mr. Borkowski, the Company’s Chief Financial Officer, has been amended to extend the term of the agreement from December 31, 2006 to June 30, 2008. The amendment also provides that, upon Mr. Borkowski’s termination of employment without cause, for disability, or for death, he will be entitled to receive (a) 1.5x the sum of his then-current base salary and the higher of the average of the annual bonuses paid to him in the three years preceding his termination or the annual bonus applicable for the prior fiscal year and (b) continuation of employee benefits for a period of 18 months following termination of employment. The amendment also provides for certain technical changes required to comply with the deferred compensation tax rules set forth in Section 409A and other technical clarifications.
          Stuart A. Williams
          The Executive Employment Agreement with Mr. Williams, the Company’s Chief Legal Officer, has been amended to extend the term of the agreement from June 1, 2006 to March 31, 2007. The amendment also provides for certain technical changes required to comply with Section 409A and other technical clarifications.
          John P. O’Donnell
          The Executive Employment Agreement with Dr. O’Donnell, the Company’s Chief Scientific Officer, has been modified to provide for certain technical changes required to comply with Section 409A and other technical clarifications.
          Louis J. DeBone
          Mr. DeBone, the Company’s President and Chief Operating Officer, began his employment with Mylan in 1976. As described in Item 5.02 below, on April 3, 2006, Mr. DeBone notified the Company that he will retire on September 1, 2006, the expiration date of his Executive Employment Agreement. His agreement has been amended to provide that if he resigns his employment on or following September 1, 2006, he will be entitled to receive a lump sum payment equal to his current base salary plus the higher of the average of the annual bonuses paid to him in the three years preceding his termination or the annual bonus applicable for the prior fiscal year. The amendment also provides for certain technical changes required to comply with Section 409A and other technical clarifications.

     Other Transition and Succession Agreements
     The Transition and Succession Agreements with each of Mr. Borkowski, Mr. DeBone, and Dr. O’Donnell have been amended to (1) eliminate the requirement that the Company fund a rabbi trust on a change in control and (2) eliminate the executives’ right to resign voluntarily (and be entitled to severance benefits) during the 90-day period following the one-year anniversary of the change in control, in the circumstances where a change in control has occurred through a merger but the Company’s shareholders own more than 50% of the shares of the combined company. In addition, the amendments entitle each executive to severance benefits not less than what he would have received under the non-renewal provision of his employment agreement (i.e., one to two times the sum of the executive’s base salary and annual bonus), in circumstances where (i) a change in control has occurred through a merger but the Company’s shareholders own more than 50% of the shares of the combined company, and (ii) the executive’s employment terminates two years following a change in control because the executive and the Company cannot mutually agree on the terms of a new employment agreement.
     In addition, Mr. Williams has entered into an Amended and Restated Transition and Succession Agreement, which replaces his existing Transition and Succession Agreement which provided for his automatic termination of employment and entitlement to severance benefits upon the date of a change in control. The restated agreement is in the same form as the Transition and Succession Agreements with each of Mr. Borkowski, Mr. DeBone, and Dr. O’Donnell, as amended.
     Other Retirement Benefit Agreements
     The Retirement Benefit Agreements with each of Messrs. Borkowski, DeBone, and Williams and Dr. O’Donnell have been amended to provide that upon termination of employment, the present value of the executive’s vested retirement benefit would be paid in a lump sum rather than in a series of annual payments. The amendments also provide that if the executive’s employment is terminated without cause or for good reason, he will receive additional years of service credit corresponding to the applicable severance multiplier under his employment agreement.
FY 2006 Annual Bonus Payments
     The Committee approved the following cash bonus awards with respect to the Company’s 2006 fiscal year: Mr. Coury, $2,000,000; Mr. Borkowski; $475,000; Mr. De Bone, $500,000; Dr. O’Donnell, $425,000; and Mr. Williams, $475,000.
     No long-term compensation was awarded to the named executive officers for FY 2006.
FY 2007 Salaries
     The Committee approved the following base salary levels for the Company’s fiscal year ending March 31, 2007 (“FY 2007”): Mr. Coury, $1,500,000; Mr. Borkowski; $425,000 (an increase from his base salary for FY 2006 of $385,000); Mr. De Bone, $750,000; Dr. O’Donnell, $425,000; and Mr. Williams, $475,000.

Performance-Based Compensation
     As set forth in the Compensation Committee Report contained in the Company’s 2005 Proxy Statement, the Committee stated its intention, commencing with FY 2007, that a greater portion of the short-term and long-term compensation of executive officers be linked to the Company’s achievement of specific performance criteria. In furtherance of this intention, the Committee has taken the actions described below.
     FY 2007 Bonus Targets
     Named executive officers of the Company will be eligible for annual bonuses for FY 2007 upon the achievement of performance goals pre-determined by the Committee. The Committee has determined that the performance criteria to be used for this purpose will be earnings per share, regulatory submissions and new product launches. At target levels of performance, the bonuses will equal 100% of salary. Depending upon the extent to which performance criteria are achieved, bonuses can range from 50% of target (at threshold performance) to 200% of target (at maximum performance). No bonuses will be paid if threshold performance is not met.
     The performance-based bonus program for FY 2007 and the restricted stock awards described below were approved by the Committee subject to shareholder approval of amendments (approved by the Board of Directors) to the Company’s 2003 Long Term Incentive Plan (the “LTIP”) that will (1) expand the performance goals upon which annual performance-based bonuses (as well as performance-based restricted stock and other equity awards) may be based and (2) provide for limits on the maximum bonus amount that may be paid to any individual for any fiscal year and on the number of shares that can be made subject to a performance-based restricted stock or other equity-based award (excluding stock options) granted to any individual for any performance period. The revisions are designed to have the plan comply with Section 162(m) of the Internal Revenue Code.
     FY 2007 Long Term Performance-Based Equity Grants
     The Committee approved long-term equity grants for its named executive officers which consist of (i) stock options with an exercise price equal to the closing price of the Company’s common stock on April 5, 2006 (resulting in an exercise price of $23.27 per share) that vest ratably over a period of three years (with the first traunch vesting on March 31, 2007), provided that the executive remains continually employed by the Company and (ii) restricted stock awards that vest at the end of a three-year performance period provided that the executive remains continually employed by the Company and provided that certain pre-determined performance goals are met. Restricted stock awards will be forfeited if minimum performance goals are not met. The Committee granted the following number of stock options and restricted shares to each of the named executive officers (other than Mr. DeBone who, in view of his announced retirement, did not receive a grant):

Name	Stock Options	Restricted Shares
Mr. Coury	165,700	85,700
Mr. Borkowski	37,900	19,600
Dr. O’Donnell	28,400	14,700
Mr. Williams	28,400	14,700

     Stock options vest in full upon a change in control or upon the executive’s death, disability, termination of employment without cause, or termination of employment for good reason (each as defined in the applicable employment agreement). The restricted stock awards vest in full upon a change in control and vest pro-rata upon the executive’s death, disability, termination of employment without cause, or termination of employment for good reason (each as defined in the applicable employment agreement) based on the number of full months that had elapsed in the performance period prior to the executive’s termination of employment.
     The Committee has determined that the performance criteria to be used for the initial three-year performance period applicable to these performance-based restricted stock awards will consist of earnings per share, regulatory submissions and new product launches.
Stock Ownership Guidelines
     As indicated in the Compensation Committee Report contained in the Company’s 2005 Proxy Statement, the Committee has also adopted guidelines that require named executive officers to maintain specified stock ownership levels. The stock ownership requirements are expressed as a percentage of base salary which for Mr. Coury is 500% of base salary and for Mr. Borkowski, Dr. O’Donnell, and Mr. Williams is 300% of base salary. The stock ownership guidelines must be attained within five years. Shares actually owned by the executive (including restricted shares and shares held in the Company’s 401(k) plan) as well as restricted stock units count toward compliance with these guidelines.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 3, 2006, Louis J. DeBone, Mylan’s President and Chief Operating Officer, announced that he will be retiring from the Company, effective as of September 1, 2006. A copy of the press release issued by the Company regarding Mr. DeBone’s retirement is attached as Exhibit 99.1
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

99.1	Press Release of the Registrant dated April 7, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN LABORATORIES INC.
Date: April 7, 2006	By:	/s/ Edward J. Borkowski
Edward J. Borkowski
Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release of the Registrant dated April 7, 2006.